Exhibit 23.3

July 2, 2026 Via Email: scott.spears@ramacometc.com Mr. B. Scott Spears Executive Vice President Ramaco Resources, Inc. 250 West Main Street, Suite 1800 Lexington, Kentucky 40507

Reference: Consent of Independent Experts

Dear Mr. Spears:

With respect to this Registration Statement on Form S-8 of Ramaco Resources, Inc. (the “Company”), dated July 2, 2026, Weir International, Inc., as independent mining engineers and geologists, hereby consents to the incorporation by reference in this Registration Statement, and any amendments thereto, of information contained in the Technical Report Summaries for each of the Berwind and Knox Creek Complexes, dated April 4, 2023, the Elk Creek Complex, dated November 22, 2022, the Maben Property, dated March 13, 2025, and the Brook Mine Property, dated September 17, 2025, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and any amendments thereto, filed with the Securities and Exchange Commission.

Respectfully submitted,

Weir International, Inc.

/s/ Fran X. Taglia

Fran X. Taglia

President